Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.

To Whom It May Concern:

        I, Brad T. Sauer, the undersigned, of 2210 W.
Oaklawn Drive, Springda1e,AR 72762, hereby appoint J.
Alberto Gonzalez-Pita, R. Read Hudson and Nathan Hodne as my true and lawful attorneys in fact, giving to each individually the full power and authority to execute and file on my behalf all forms necessary for reporting my transactions in Tyson Foods, Inc. securities to the Securities and Exchange Commission, including without limitation Forms 3, 4 or 5.

This power of attorney will continue until terminated by me in writing, or until I am no longer required to report my trading activity in Tyson Foods, Inc. securities to the Securities and Exchange Commission.

							/s/ BRAD T. SAUER
							Brad T. Sauer

STATE OF ARKANSAS		)
					)
COUNTY OF WASHINGTON	)

        Before me, the undersigned authority, on this day appeared Brad T. Sauer, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the instrument for the purposes and consideration expressed in the instrument, as the act and deed of Brad T. Sauer.

        Given under my hand and seal of office on the 8th day of October, 2008.

							/s/ JANET KESNER
        Notary Public

My Commission Expires: 5-1-2014
(SEAL)